UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 26, 2006, Dyadic International, Inc. and its wholly-owned subsidiary Dyadic International (USA), Inc. (together referred to as the “Company” or “Dyadic”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Abengoa Bioenergy R&D, Inc. (“ Abengoa”), a subsidiary of Abengoa Bioenergy Company. The Company also entered into a non-exclusive Research and Development Agreement with Abengoa pertaining to the conduct of a research and development (“R&D”) program to be completed over a period of up to three and one-half years, under which the Company will seek to apply its proprietary technologies to the development of cost-effective enzyme mixtures and related processing and manufacturing technologies for commercial application in Abengoa’s bioethanol (cellulosic ethanol) production process (the “R&D Agreement”).

Under the terms of the Securities Purchase Agreement, Abengoa has agreed to invest $10 million in the Company, for which it will be issued 2,136,752 shares of Dyadic Common Stock at $4.68 per share ( the closing share price on October 25, 2006, as reported on the American Stock Exchange (“AMEX”)). The closing of the sale of the common shares is subject to approval of the listing of the shares by the AMEX and other customary closing conditions. After the closing, under certain circumstances, additional securities may be issuable to Abengoa.

The Company will use the proceeds from this private sale to fund the performance of its R&D obligations under the R&D Agreement over a three and a half year period, under which it will seek to apply its proprietary technologies to the development of one or more enzyme mixtures and related processing and manufacturing technologies customized to Abengoa’s proprietary biomass substrates. The R&D Agreement contemplates that the Company will perform both (i) research of general application to the cellulosic ethanol field furthering the Company’s extensive research & development and large-scale manufacturing technologies for producing large volumes of low cost cellulases, xylanases and other hemicellulases and (ii) research of specific applications for the achievement of the goals of the Abengoa R&D Program to develop an economically viable commercial process for the production of large volumes of effective, low cost enzyme mixtures for the proprietary biomass substrates of specific interest to Abengoa. In general, the Company is granted exclusive ownership of all intellectual property it develops in connection with its performance obligation under the R&D Agreement.

Under the terms of the R&D Agreement, if the Company successfully develops one or more enzyme mixtures and related processing and manufacturing technologies for Abengoa and Abengoa exercises an option to license on a non-exclusive basis such technologies, the Company will be entitled to receive license fees, technology transfer fees and royalties on ethanol production by Abengoa affiliates.

If within six months following the date of closing the Company has not entered into a specified type of transaction involving the sale of its securities totaling at least $20 million in gross proceeds, then Abengoa is entitled to receive three-year warrants to purchase 427,351 shares at an exercise price of $5.85. If the sale of securities totaling at least $20 million is at a price lower than $4.68 per share, Abengoa is entitled to have additional shares issued to them so that their investment is at the same price. If the sale of securities includes warrants, Abengoa’s pro rata warrant coverage and other warrant terms are to be the same as those in the securities transaction rather than the warrant terms discussed above.

Following is a more detailed description of both the R&D Agreement and the Securities Purchase Agreement.

(A) R&D Agreement

The R&D Agreement between the Company and Abengoa contemplates the Company’s conduct of R&D activities pertaining to the field of cellulosic ethanol (“CE R&D Activities”) for Abengoa and the Company (the “Abengoa R&D Program”), as well as other collaboration partners, as part of a much broader R&D effort of the Company in the field of cellulosic ethanol (collectively, the “Master R&D Program”). These CE R&D Activities are of two types: “Foundational R&D” and “Applications R&D,” and an essential component of the R&D Agreement is the Company’s entitlement to use Foundational R&D performed in the Master R&D Program, for other collaboration partners, in the Abengoa R&D Program, and vice versa, as well as Applications R&D performed by the Company for Abengoa. “Foundational R&D” broadly means all technology developed by the Company out of its conduct of CE R&D Activities, in either R&D program, except to the extent same constitute “Applications R&D,” while “Applications R&D” is defined to mean technology developed by the Company out of its conduct of CE R&D Activities in which the Dyadic technology is used or applied to specific treated or untreated biomass for any customer of Dyadic. The objective of Abengoa’s R&D Program is the development of a cost-effective enzyme production system for commercial application in Abengoa’s bioethanol (cellulosic ethanol) production process.

Under the R&D Agreement, Abengoa will furnish to the Company certain treated “Substrates” (biomass which has been pre-treated by Abengoa’s use of certain technologies which are proprietary to Abengoa). The Company’s objective under the Abengoa R&D Program will be to conduct certain Foundational R&D and Applications R&D with the objective of developing for Abengoa for each of those Substrates an Enzyme Mixture and related Processing Technology and Manufacturing Technology (to the extent accomplished, as to each such Substrate, referred to as the “Custom Enzyme Mixture,” “Custom Processing Technology” and “Custom Manufacturing Technology,” respectively).

The Company’s CE R&D Activities under the Abengoa R&D Program are to be regulated by a “Steering Committee” comprised of key employees of each of Dyadic and Abengoa, as mandated by (i) the R&D Agreement, (ii) an “R&D Plan” appended to the R&D Agreement as an exhibit thereto, and (iii) “Statements of Work” to be approved annually by the Steering Committee consistent with the R&D Plan. These CE R&D Activities are to be conducted over an “R&D Spend Measurement Period” beginning with the October 26, 2006 date of the R&D Agreement (the “Agreement Date”) and ending 3 years following the Steering Committee’s approval of the initial Statement of Work for the balance of calendar year 2007, which is required to occur within 180 days following the Agreement Date.

In general, the Company is granted exclusive ownership of all intellectual property it develops in connection with its performance of Foundational R&D and Applications R&D. Further, consistent with Dyadic’s “Corporate Partnering Open Access Policy,” in conducting its CE R&D Activities, the Company is assured of being entitled to a license to any intellectual property of Abengoa that it might furnish to Dyadic in connection with its conduct of the Abengoa R&D Program and which the Company reasonably elects to incorporate into any of it’s intellectual property, in order that it may be freely licensed to others by Dyadic.

If Dyadic is able to successfully develop for Abengoa any Custom Enzyme Mixture and related Custom Processing Technology and Custom Manufacturing Technology for any Substrate furnished to Dyadic by Abengoa under the Abengoa R&D Program (collectively, as to each Substrate, the “Applications Technology”), then Abengoa is granted an option to acquire a non-exclusive license to that Applications Technology from Dyadic for a period of ninety (90) days following the completion by Abengoa of verification testing to be concluded by Abengoa within a thirty (30) day period following the date Dyadic furnishes Abengoa a completed Custom Enzyme Mixture and related Processing Technology and Manufacturing Technology for the applicable Substrate. These non-exclusive license option terms provide for Abengoa’s payment to Dyadic of certain license fees, technology transfer fees and royalties.

Subject to regulatory oversight by the Steering Committee, as set forth in the description of the Securities Purchase Agreement, Dyadic has assumed the R&D Spending Obligation to spend (or be deemed, under the R&D Agreement, to have spent) not less than $10.0 million over the course of the R&D Spend Measurement Period in the performance of CE R&D Activities (“Applicable R&D Spend”) which is divided into two categories:

(a) Foundational R&D for Dyadic, Abengoa and\or any other persons (but not Applications R&D for Dyadic or any person other than Abengoa), either under the Abengoa R&D Program or in conjunction with activities conducted by Dyadic under the Master R&D Program; and

(b) Applications R&D for the benefit of Abengoa under the R&D Agreement.

In determining the amount of the Company’s Applicable R&D Spend, all funds expended by the Company in connection with Foundational R&D, whether same is conducted as part of the Abengoa R&D Program or whether same is being conducted for Dyadic or under the Master R&D Program, are included in the Applicable R&D Spend, subject only to the requirement that such Foundational R&D was approved by the Steering Committee. Further, in calculating the Applicable R&D Spend, the Company is credited with spending a fixed per “full time equivalent” (“FTE”) scientist dollar rate for all FTE’s performing CE R&D Activities which is materially greater than Dyadic’s anticipated actual out-of-pocket costs of employing those FTE’s.

(B) Securities Purchase Agreement

The Company entered into a Securities Purchase Agreement with Abengoa on the Agreement Date concurrently with the parties’ entry into the R&D Agreement described above.

Under the Securities Purchase Agreement, Abengoa has agreed to invest $10 million in the Company, for which it will be issued 2,136,752 shares of the Company’s common stock at $4.68 per share (the closing sales price on October 25, 2006, as reported on the AMEX). Closing of the sale of the shares is subject to approval of the listing of the shares by the AMEX and other customary closing conditions, and must occur on or before November 9, 2006.

Under the Securities Purchase Agreement, Abengoa was also granted certain rights to be issued additional securities of the Company (“Additional Securities”), conditioned upon the occurrence or non-occurrence of various events over the six (6) month period following the closing date.

(a) If the Company enters into a “Qualified Transaction” (as defined below) pertaining to the sale of its securities to certain purchasers at any time during the Applicable 6 Month Period, and either (i) the per share price paid by such purchasers is less than $4.68 per share (a “Discount Sale” and the price paid therefore being the “Discount Sale Price”), or (ii) exclusive of warrants to purchase shares (“Warrants”), convertible securities of the Company (“Convertible Securities”) are issued, or (iii) Warrants are issued, then Abengoa is entitled to an issuance of Additional Securities. A “Qualified Transaction” is any sale of shares or Convertible Securities to any person(s) occurring during the Applicable 6 Month Period other than issuances in connection with (I) employee benefit plans or other plans approved by the Board of Directors of the Company, (II) any stock dividends, stock splits or other distributions on any class of securities of the Company payable in shares, (III) the Securities Purchase Agreement, or (IV) Corporate Partnering Transactions. The term “Corporate Partnering Transaction” refers to any issuance of securities of the Company to a person in connection with a transaction in which, companion thereto, and as a condition of such issuance, the Company (either directly or indirectly through any of its affiliates) and such person enter into any material commercial agreement pertaining to the purchase or sale of the products or services of either the Company or of such person.

(i) If the Qualified Transaction involves a Discount Sale, the Company will issue to Abengoa Additional Securities in the form of Shares (“Additional Shares”), in an amount equal to the number of Additional Shares Abengoa would have been entitled to on the closing date if the per share price paid at the closing had been the Discount Sale Price.

(ii) If the Qualified Transaction involves the Company’s issuance of Convertible Securities, then Abengoa has the right to exchange a percentage of the shares it purchased (in an amount equal to the ratio of Convertible Securities issued to the total number of shares and Convertible Securities issued in the Qualified Transaction (calculated on an as-if-converted into shares basis) for a like number of the same type of Convertible Securities issued in the Qualified Transaction.

(iii) If the Qualified Transaction involves the issuance of Warrants in addition to shares and\or Convertible Securities, then the Additional Securities which the Company shall issue to Abengoa shall be in the form of a Warrant having terms identical to the terms of the Warrants issued in that Qualified Transaction, in a number equal to the product of (x) the ratio of the number of shares purchasable upon the exercise of Warrants issued in that Qualified Offering to the aggregate sum of the shares and shares issuable upon the conversion of the Convertible Securities issued in that Qualified Transaction, multiplied by (y) the aggregate sum of the shares and shares issuable upon the conversion of the Convertible Securities issued to Abengoa (increased by the number of Additional Shares, if any).

(b) If the Company fails to close a Qualified Transaction on or before the expiration of the Applicable 6 Month Period involving gross proceeds to the Company of not less than $20.0 million, then the Company shall issue to Abengoa additional Securities in the form of a Warrant, exercisable for a period of three (3) years following the date of issuance of the Warrant, to purchase up to 427,351 shares at an exercise price of $5.85 per share.

Further, under the Securities Purchase Agreement, the Company has agreed to use the $10 million to fund its performance of certain foundational and applications research in the cellulosic ethanol field and to spend not less than $10.0 million (the “R&D Spending Obligation”) over the course of the “R&D Spend Measurement Period” (the period commencing on the Agreement Date and ending three years following Steering Committee approval of the initial Statement of Work for calendar year 2007), during which Dyadic is to perform such research as more fully described in Section (A) above (the amount so expended by Dyadic being referred to as the “Applicable R&D Spend”). If the Company breaches its R&D Spending Obligation, in addition to certain royalty-free, non-exclusive licensing rights which would be granted to Abengoa, the Company is obligated, at Abengoa’s election, to either (x) issue Additional Shares or (y) remit to Abengoa a cash sum, in either instance having a dollar value equal to the amount by which $10.0 million exceeds the dollar value of the Applicable R&D Spend, and if shares are used, they are valued at the greater of (x) $4.68 per share or (y) the closing selling price of the shares on the AMEX on the last trading day in the R&D Spend Measurement Period. The Company has agreed to guarantee Dyadic’s punctual payment and performance of its obligations to Abengoa under the R&D Agreement.

The shares to be issued to Abengoa at closing will not be registered under the Securities Act of 1933 (the “Securities Act”). Pursuant to the Securities Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares issued at closing, as well as additional shares, if any, issuable after closing. The Company is required to file such registration statement with the SEC within 45 days following the closing date and cause it to become effective with the SEC within 210 days following the closing date. The Company is required to keep the registration statement effective until the earlier of the date on which the shares have been sold or can be sold publicly under Rule 144(k) of the Securities Act. The Company may suspend the use of the registration statement for a 20-day trading period for as many as two times in any 12-month period. In the event the registration statement is not filed timely, or does not become effective timely or ceases to be effective during the registration period due to certain events, the Company has agreed to pay to Abengoa cash, as liquidated damages, equal to 1% of (x) the number of shares held by Abengoa at time of such event and (y) the purchase price paid by Abengoa for such shares then held, provided that the total amount of all of these payments is not permitted to exceed 10% of the aggregate purchase price paid by Abengoa. Abengoa shall not be entitled to liquidated damages if an event causes the registration statement to cease being effective before the first anniversary of the closing date.

Under the Securities Purchase Agreement, Abengoa has agreed for a period of one year following the closing date to maintain exclusive beneficial ownership of, as well as an exclusive pecuniary interest in, all of the shares and other securities, if any, issuable to it pursuant to the Securities Purchase Agreement. Furthermore, Abengoa has agreed for a period of two years following the closing date to refrain from directly or indirectly increasing its beneficial ownership, or pecuniary interest, in more than 15% of the Company’s shares.

The Company has issued a press release reporting these events, which is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sale of Securities

Reference is made to Section (B) of Item 1.01 above for a description of the Company’s pending sale of unregistered shares to Abengoa in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated October 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: November 1, 2006    By:  /s/ Mark A. Emalfarb___
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated October 27, 2006